Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-136028) of SAVVIS, Inc.,

(2)	Registration Statement (Form S-8 No. 333-101069) pertaining to the 1999 Stock Option Plan of SAVVIS, Inc.,

(3)	Registration Statements (Form S-8 Nos. 333-107149, 333-120165, 333-136026, 333-140892, and 333-145017) pertaining to the Amended and Restated 2003 Incentive Compensation Plan of SAVVIS, Inc., and

(4)	Registration Statement (Form S-8 No. 333-147060) pertaining to the Amended and Restated Employee Stock Purchase Plan of SAVVIS, Inc.;

of our reports dated February 23, 2009, with respect to the consolidated financial statements and schedule of SAVVIS, Inc., and the effectiveness of internal control over financial reporting of SAVVIS, Inc., included in the Annual Report (Form 10-K) of SAVVIS, Inc. for the year ended December 31, 2008.

St. Louis, Missouri

February 23, 2009